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                                                                   EXHIBIT 10.10


                         SPECIAL TERMINATION AGREEMENT

         AGREEMENT dated as of December 21, 1995, by and between ANDOVER BANK, a Massachusetts savings bank (the "Bank" or the "Employer"), with its main office in Andover, Massachusetts, and Raymond P. Smith (the "Executive"), an individual presently employed by the Bank.

         1. Purpose. In order to allow the Executive to consider the prospect of a Change in Control (as defined in Section 2) in an objective manner and in consideration of the services rendered and to be rendered by the Executive to the Employer and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Employer, the Employer is willing to provide, subject to the terms of this Agreement, certain severance benefits to protect the Executive from the consequences of a Terminating Event (as defined in Section 3) occurring subsequent to a Change in Control.

         2. Change in Control. A "Change in Control" shall be deemed to have occurred when any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of Andover Bancorp, Inc. (the "Company"), a Delaware corporation and the indirect parent holding company of the Bank, representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Company, and the Board of Directors of the Company has not consented to such event by a two-thirds vote of all of the members of the Board of Directors of the Company adopted either prior to such event or within sixty (60) days thereafter, provided that if at the time such a consent vote is adopted after such event, the persons who were directors of the Company immediately prior to such event do not constitute a majority of the Board of Directors of the Company, or of any successor institution, such vote shall not be deemed to constitute consent for the purposes of this provision. In addition, a Change in Control shall be deemed to have occurred if any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions has occurred and as the result of, or in connection with, such transaction the persons who were directors of the Company before such transaction cease to constitute a majority of the Board of Directors of the Company or of any successor institution.

         3. Terminating Event. A "Terminating Event" shall mean (a) termination by the Employer of the employment of the Executive with the Employer for any reason other than (i) death, (ii) deliberate dishonesty of the Executive with respect to the Employer or any its subsidiaries or affiliates, (iii) conviction of the Executive of a crime involving moral turpitude, (iv) removal, suspension or prohibition of the Executive from participating in the conduct of the Employer's affairs by order issued under applicable laws and regulations by a federal or state banking agency having authority over the Employer, or (v) by reason of the FDIC's appointment as a conservator or receiver of the Bank pursuant to applicable laws and regulations or of the Massachusetts Commissioner's taking possession of the Bank pursuant to applicable laws and regulations, or (b) resignation of the Executive from the employ of the Employer, while the
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Executive is not receiving payments or benefits from the Employer by reason of the Executive's disability, subsequent to the occurrence of any of the following events:

         (i) A significant change in the nature or scope of the Executive's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to the Change in Control; or

         (ii) A reasonable determination by the Executive that, as a result of a Change in Control, the Executive is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to such Change in Control; or

         (iii) A decrease in the total annual compensation payable by the Employer to the Executive other than as a result of a decrease in compensation payable to the Executive and to all other executive officers of the Employer on a comparable basis as a result of the Employer's financial performance; or

         (iv) the Employer's requiring the Executive to be based anywhere other than a location more than 35 miles from Andover, Massachusetts except for required travel on the Employer's business to an extent substantially consistent with customary business travel obligations.

         4. Severance Payment. Subject to the provisions of Section 5 below, in the event a Terminating Event occurs within two (2) years after a Change in Control, the Employer shall pay to the Executive an aggregate amount equal to (x) three times the "base amount" (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) applicable to the Executive, less (y) One Dollar ($1.00), payable in one lump-sum payment on the date of such termination or resignation.

         5.       Limitation on Benefits.

                  (a) It is the intention of the Executive and of the Employer that no payments by the Employer to or for the benefit of the Executive under this Agreement and/or any other agreement or plan pursuant to which the Executive is entitled to receive payments or benefits shall be non-deductible to the Employer by reason of the operation of Section 280G of the Code relating to parachute payments. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said
Section 280G, any such payments exceed the amount which can be deducted by the Employer in the aggregate, such payments shall be reduced to the maximum amount which can be deducted by the Employer. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Executive, such excess payments shall be refunded to the Employer with interest thereon at the applicable Federal Rate determined under Section 1274(d) of the Code, compounded

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annually, or at such other rate as may be required in order that no such payments shall be non-deductible to the Employer by reason of the operation of said Section 280G. To the extent that there is more than one method of reducing the payments to bring them within the limitations of said Section 280G, the Executive shall determine which method shall be followed, provided that if the Executive fails to make such determination within forty-five days after the Employer has sent him written notice of the need for such reduction, the Employer may determine the method of such reduction in its sole discretion.

                  (b) If any dispute between the Employer and the Executive as to any of the amounts to be determined under this Section 5, or the method of calculating such amounts, cannot be resolved by the Employer and the Executive, either the Employer or the Executive after giving three days written notice to the other, may refer the dispute to a partner in the Boston office of a firm of independent certified public accountants selected jointly by the Employer and the Executive. The determination of such partner as to the amount to be determined under Section 5(a) and the method of calculating such amounts shall be final and binding on both the Employer and the Executive. The Employer shall bear the costs of any such determination.

         6. Employment Status. This Agreement is not an agreement for the employment of the Executive and shall confer no rights on the Executive except as herein expressly provided.

         7. Term. This Agreement shall take effect on the date first above written, and shall terminate upon the earlier of (a) the termination by the Employer of the employment of the Executive as a result of the occurrence of any of the events enumerated in Section 3(a)(i)-(v) of this Agreement, (b) the resignation or termination of the Executive for any reason prior to a Change in Control, or (c) the resignation of the Executive after a Change in Control for any reason other than the occurrence of any of the events enumerated in Section 3(b)(i)-(iv) of this Agreement.

         8. Withholding. All payments made by the Employer under this Agreement shall be net of any tax or other amounts required to be withheld by the Employer under applicable law.

         9. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Employer, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this
Section 9. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of the Executive's rights under this Agreement, the Employer shall pay (or the

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Executive shall be entitled to recover from the Employer, as the case may be), the Executive's reasonable attorneys' fees and other reasonable costs and expenses in connection with the enforcement of said rights (including the enforcement of any arbitration award in court) regardless of the final outcome, unless and to the extent the arbitrators shall determine that under the circumstances recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust. This provision shall not apply to Section 5(b), except in the event that the Employer and the Executive cannot agree on the selection of the accounting partner described in said section.

         10. Assignment; Successors and Assigns, etc. Neither the Employer nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the Employer and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death prior to the completion by the Employer of all payments due to the Executive under this Agreement, the Employer shall continue such payments to the Executive's beneficiary designated in writing to the Employer prior to the Executive's death (or to the Executive's estate, if the Executive fails to make such designation).

         11. Enforceability. Notwithstanding anything to the contrary herein, no payments shall be made under this Agreement if such payments are prohibited by order of a federal or state banking agency having authority over the Employer or by applicable laws or regulations. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         12. Election of Remedies. An election by the Executive to resign after a Change in Control under the provisions of this Agreement shall not constitute a breach by the Executive of any employment agreement between the Employer and the Executive and shall be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of the Employer's benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under any employment agreement the Executive may then have with the Employer, provided, however, that if there is a Terminating Event under Section 3 hereof, the Executive may elect either to receive the severance payment provided under Section 4 or such termination benefits as the Executive may have under any such employment agreement, but may not elect to receive both.

         13. Waiver. No waiver of any provison hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this

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Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         14. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Employer at its main offices attention of the Secretary.

         15. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Employer.

         16. Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employer and the Executive as of the date first above written.

                                  ANDOVER BANK

                                  By: Gerald T. Mulligan
                                     _____________________
                                     Title: President


                                      Raymond P. Smith
                                     _____________________
                                     Executive


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